SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

Delta Mutual, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction of incorporation)	(Commission File Number)

15100 North 78th Place, Suite 200, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 483-0420

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2013, the Board of Directors of the Company appointed Dr. Phillips W. Smith as a director of the Company to fill an existing vacancy on the Board, and to the office of Chairman of the Board.

Dr. Phillips W.  Smith, age 75, has over 35 years of experience with high technology companies serving as both chief executive officer and chairman, and in corporate officer positions at three Fortune 500 companies.  In 2001, Dr. Smith brought TASER International, Inc. public through an IPO and most recently served as Chairman of TASER International, Inc. (Nasdaq: TASR) until his retirement from that position in December 2004. Dr. Smith subsequently resigned his TASER board seat in October 2006.  Since then, Dr. Smith has been actively involved as an investor in start-up companies.  Previously, he was Chairman and CEO of CAE Systems (sold to Tektronix Inc. for $75M in 1986), CEO and Chairman of EDGE Computer and CEO and Chairman of ZYCAD, a public company on NASDAQ, and served as Chairman of Lightwave Logic, Inc. from 2010 through 2011. Dr. Smith received his B.S. degree from West Point, an M.B.A. from Michigan State University and a PhD from St. Louis University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA MUTUAL INC.
(Registrant)

	By:	/s/ Malcolm W. Sherman
Malcolm W. Sherman,
Chief Executive Officer
Date: May 1, 2013